PRESS RELEASE

OM GROUP ANNOUNCES FOURTH QUARTER 2013 FINANCIAL RESULTS AND QUARTERLY CASH DIVIDEND

Company achieves full year forecast; Board approves first quarterly cash dividend since 2002; Company forecasts growth in 2014

CLEVELAND - February 13, 2014 - OM Group, Inc. (NYSE: OMG) today announced financial results for the fourth quarter and year ended December 31, 2013. For the fourth quarter and full year 2013, the Company reported adjusted EBITDA of $27 million and $121 million, respectively. These amounts exclude charges related to cost-reduction initiatives and the results of its divested Advanced Materials business. The Company also reported fourth quarter income from continuing operations of $0.54 per diluted share, or $0.28 per diluted share excluding the cost-reduction charges, the divested Advanced Materials business and $13 million of other income from a reduction of the contingent consideration liability related to the 2011 acquisition of Rahu. Reconciliations of the Company’s U.S. GAAP results to the corresponding adjusted EBITDA and adjusted earnings per diluted share amounts referred to above are included in tables at the end of this press release.

“OM Group achieved a break-through year in 2013,” said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. “Strategically, we sold our commodity cobalt and UPC businesses and used the proceeds to repay all of our debt. Operationally, we hired a President and Chief Operating Officer, achieved cost-reduction savings of $17 million, and launched operations and commercial excellence initiatives across each of our businesses. And financially, we delivered $121 million of adjusted EBITDA, generated $63 million of operating cash flows, and returned $14 million of capital to shareholders in the form of share repurchases. Our fourth quarter results demonstrate that we now have a portfolio of stable, more predictable businesses that are able to deliver solid results in spite of macroeconomic conditions in several markets that continue to be challenging.”

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.075 per share, payable on March 7, 2014 to stockholders of record as of February 24. “Over the past few years, we transformed OM Group by exiting commodity businesses, investing in technology and innovation, and positioning the Company in attractive markets and customer applications,” said Mr. Scaminace. “We created an enterprise with a more sustainable and predictable profit and cash flow profile, enabling us to initiate a quarterly cash dividend. This dividend complements our strategy of organic and acquisitive growth, and underscores our commitment to creating long-term value for our shareholders.”

Fourth quarter 2013 sales were $270 million. Excluding the Advanced Materials business and the effects of rare earth pricing in Magnetic Technologies, net sales increased 7% in the fourth quarter of 2013 compared to 2012. The increase was primarily driven by higher sales volumes in both Magnetic Technologies and Battery Technologies, as well as 3% of foreign currency translation benefit from the stronger Euro/US dollar rate in 2013. Specialty Chemicals sales were also higher than a year ago due to higher sales volumes in the business’ electronic chemicals product line.

Cash flows from operating activities in the quarter were $33 million, and as of December 31, 2013, the Company had cash of $118 million and no debt outstanding.

At the beginning of the year, the Company announced a broad range of cost-reduction initiatives to improve financial performance and optimize its cost structure. Fourth quarter savings from these initiatives were $6 million, bringing the full year 2013 total to $17 million. The Company incurred charges of $2 million and $10 million in the fourth quarter and full year 2013, respectively, related to these initiatives. These charges are excluded from the Company’s adjusted results.

The Company provided a 2014 adjusted EBITDA forecast of $130-$140 million. This forecast reflects benefits from the Company’s ongoing growth initiatives and considers current uncertainties around macroeconomic conditions in Europe and U.S. government spending levels. This forecast excludes the Advanced Materials business.

Mr. Scaminace concluded, “Throughout 2013, we responded to challenging market conditions with actions that benefited 2013 results and will help fuel our longer-term growth. We are confident in our ability to execute our strategy and create long-term value for our shareholders.”

Investor Day on March 13

OM Group will host an Investor Day on Thursday, March 13 at the Grand Hyatt New York hotel at Grand Central Station in New York City. The event will start at 9:00 AM ET and is expected to last for approximately three hours. Participants may pre-register by sending an e-mail with attendee name(s) and firm name to investorday@omgi.com. Participants may also register in person the morning of the event. In-person registration and continental breakfast will begin at 8:15 AM ET.

Webcast Information

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EDT today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OM Group's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Webcasts” page of the company's website three hours after the call.

About OM Group

OM Group is a technology-driven diversified industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace, industrial and renewable energy. Its business platforms use innovative technologies and expertise to address customers' complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; our ability to identify, complete and integrate acquisitions aligned with our strategy; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions;

the majority of our cash is generated and held outside the United States; the timing and amount of common share repurchases, if any; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers' products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; successful execution of the GTL supply agreement signed in connection with the Advanced Materials sale; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2012.

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OM Group Contact: Rob Pierce, Vice President, Finance, +1.216.263.7489

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
(in millions)
ASSETS
Current assets
Cash and cash equivalents	$118.4	$227.6
Restricted cash on deposit	—	22.8
Accounts receivable, net	150.7	160.1
Inventories	240.9	452.7
Other current assets	32.3	43.2
Current assets - discontinued operations (excluding cash)	—	33.2
Total current assets	542.3	939.6
Property, plant and equipment, net	345.6	474.3
Goodwill	432.7	528.3
Intangible assets, net	403.0	417.1
Other non-current assets	59.5	86.9
Non-current assets - discontinued operations	—	53.2
Total assets	$1,783.1	$2,499.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$13.3
Accounts payable	93.6	117.0
Liability related to joint venture partner injunction	—	22.8
Accrued income taxes	4.2	23.9
Accrued employee costs	36.2	46.6
Purchase price of VAC payable to seller	52.5	75.4
Other current liabilities	59.2	59.6
Current liabilities - discontinued operations	—	20.7
Total current liabilities	245.7	379.3
Long-term debt	—	454.1
Deferred income taxes	102.5	117.7
Pension liabilities	220.5	232.9
Purchase price of VAC payable to seller	11.3	11.3
Other non-current liabilities	43.3	55.1
Non-current liabilities - discontinued operations	—	4.7
Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,159.8	1,206.9
Noncontrolling interests	—	37.4
Total equity	1,159.8	1,244.3
Total liabilities and equity	$1,783.1	$2,499.4

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2013	2012	2013	2012
Net sales	$270.5	$317.2	$1,157.5	$1,544.4
Cost of goods sold	215.9	290.7	899.1	1,300.8
Gross profit	54.6	26.5	258.4	243.6
Selling, general and administrative expenses	48.7	62.1	217.3	251.2
Gain on sale of property	—	—	—	2.9
Operating profit (loss)	5.9	(35.6)	41.1	(4.7)
Other income (expense):
Interest expense	(1.0)	(9.1)	(11.3)	(43.2)
Accelerated amortization of deferred financing fees	—	(5.3)	(1.0)	(6.5)
Foreign exchange gain (loss)	3.3	1.0	8.0	(0.8)
Gain (loss) on divestiture of Advanced Materials business	0.5	—	(111.6)	—
Other, net	12.9	4.8	12.0	6.6
Income (loss) from continuing operations before income tax expense	21.6	(44.2)	(62.8)	(48.6)
Income tax expense (benefit)	4.3	(4.7)	10.7	(3.2)
Income (loss) from continuing operations, net of tax	17.3	(39.5)	(73.5)	(45.4)
Loss from discontinued operations, net of tax	(0.1)	(0.7)	(12.3)	(0.4)
Consolidated net income (loss)	17.2	(40.2)	(85.8)	(45.8)
Net loss attributable to noncontrolling interests	—	6.3	1.8	7.1
Net income (loss) attributable to OM Group, Inc. common stockholders	$17.2	$(33.9)	$(84.0)	$(38.7)
Earnings (loss) per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.54	$(1.05)	$(2.27)	$(1.21)
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	—	(0.02)	(0.39)	(0.01)
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.54	$(1.07)	$(2.66)	$(1.22)
Earnings (loss) per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.54	$(1.05)	$(2.27)	$(1.21)
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	—	(0.02)	(0.39)	(0.01)
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.54	$(1.07)	$(2.66)	$(1.22)
Weighted average shares outstanding
Basic	31.5	31.9	31.6	31.9
Assuming dilution	31.8	31.9	31.6	31.9
Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$17.3	$(33.2)	$(71.7)	$(38.3)
Income (loss) from discontinued operations, net of tax	(0.1)	(0.7)	(12.3)	(0.4)
Net income (loss)	$17.2	$(33.9)	$(84.0)	$(38.7)

Certain financial data may have been rounded. As a result of such rounding, the totals of data presented in this document may vary slightly from the actual arithmetical totals of such data.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2013	2012	2013	2012
Operating activities
Consolidated net income (loss)	$17.2	$(40.2)	$(85.8)	$(45.8)
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
Loss from discontinued operations	0.1	0.7	12.3	0.4
Depreciation and amortization	18.2	21.7	73.9	84.3
Amortization of deferred financing fees	0.1	1.3	2.0	5.4
Accelerated amortization of deferred financing fees	—	5.3	1.0	6.5
Share-based compensation expense	1.3	0.4	6.2	5.8
Foreign exchange (gain) loss	(3.3)	(0.9)	(8.0)	0.8
Deferred income tax provision (benefit)	(0.4)	(10.2)	4.7	(30.2)
VAC lower of cost or market charges	—	24.6	—	78.4
Loss (gain) on divestiture of Advanced Materials business	(0.5)	—	111.6	—
Adjustment to contingent consideration	(13.0)	—	(13.0)	—
Gain on sale of property	—	—	—	(2.9)
Other non-cash items	0.3	(5.6)	2.5	(8.9)
Changes in operating assets and liabilities, excluding the effect of divestitures:
Accounts receivable	2.4	31.0	(22.3)	39.4
Inventories (a)	10.8	(12.3)	25.0	75.7
Accounts payable	7.2	4.1	12.5	(43.0)
Refundable, prepaid and accrued income taxes	5.2	35.8	(19.3)	41.2
Other, net	(12.5)	(7.8)	(40.4)	2.4
Net cash provided by operating activities	33.1	47.9	62.9	209.5
Investing activities
Expenditures for property, plant and equipment	(24.7)	(23.4)	(53.1)	(67.6)
Proceeds from divestiture of Advanced Materials business	—	—	328.7	—
Proceeds from divestiture of UPC business	—	—	63.3	—
Cash (paid for) acquisitions or received from purchase adjustments	—	6.0	(23.0)	6.0
Proceeds from sale of property	—	—	—	5.1
Other, net	(5.0)	—	(5.0)	—
Net cash provided by (used for) investing activities	(29.7)	(17.4)	310.9	(56.5)
Financing activities
Payments on long-term debt	—	(130.9)	(466.5)	(213.5)
Debt issuance costs	(0.4)	—	(2.3)	—
Proceeds from exercise of stock options	0.7	—	2.8	—
Payment related to surrendered shares	—	—	(0.6)	(0.3)
Share repurchases	—	—	(14.1)	—
Net cash used for financing activities	0.3	(130.9)	(480.7)	(213.8)
Effect of exchange rate changes on cash	(1.7)	1.0	0.6	1.4
Cash and cash equivalents
Increase (decrease) in cash and cash equivalents	2.0	(99.4)	(106.3)	(59.4)
Discontinued operations - net cash provided by (used for) operating activities	(0.1)	2.9	(0.5)	(1.0)
Discontinued operations - net cash used for investing activities	—	(1.3)	(2.4)	(4.1)
Balance at the beginning of the period	116.5	325.4	227.6	292.1
Balance at the end of the period	$118.4	$227.6	$118.4	$227.6
(a) Includes $2.3 million and $18.4 million related to purchase accounting step-up of inventory in the three and twelve months ended December 31, 2012, respectively.

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2013	2012	2013	2012
Net Sales
Magnetic Technologies	$128.5	$128.7	$522.6	$631.6
Battery Technologies	35.2	31.6	150.3	143.0
Specialty Chemicals (a)	76.2	75.0	318.6	323.6
Advanced Materials	30.7	82.1	166.3	447.0
Intersegment items	(0.1)	(0.2)	(0.3)	(0.8)
	$270.5	$317.2	$1,157.5	$1,544.4

Operating profit (loss)
Magnetic Technologies (b)(c)	$5.0	$(22.0)	$22.4	$(22.3)
Battery Technologies (b)	2.5	1.9	21.8	19.6
Specialty Chemicals (a)(b)(d)	10.3	4.1	35.8	34.5
Advanced Materials	(1.3)	(9.3)	(0.4)	6.4
Corporate (b)(e)	(10.6)	(10.3)	(38.5)	(42.9)
	$5.9	$(35.6)	$41.1	$(4.7)

(a) All results related to the UPC business are excluded from the Specialty Chemicals segment for all periods presented.
(b) The three and twelve months ended December 31, 2013 include costs related to cost-reduction initiatives of $0.4 million and $5.4 million in Magnetic Technologies and $1.4 million and $2.4 million in Corporate, respectively. The twelve months ended December 31, 2013 include costs related to cost-reduction initiatives of $0.8 million in Battery Technologies and $1.1 million in Specialty Chemicals.
(c) The three and twelve months ended December 31, 2012 include inventory step-up and LCM charges of $8.4 million and $55.9 million, respectively, resulting from purchase accounting for the VAC acquisition.
(d) The twelve months ended December 31, 2012 includes a $2.9 million property sale gain.
(e) The twelve months ended December 31, 2012 include a $2.5 million charge associated with the lump-sum cash settlement to certain participants in one of our U.S. defined benefit pension plans.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended December 31, 2013
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$5.0	$2.5	$10.3	$(10.6)	$7.2	$(1.3)	$5.9
Charges related to cost-reduction initiatives	0.4	—	—	1.4	1.8	—	1.8
Adjusted operating profit	5.4	2.5	10.3	(9.2)	9.0	(1.3)	7.7
Depreciation and amortization (a)	11.6	2.5	3.7	0.2	18.0	—	18.0
Adjusted EBITDA	$17.0	$5.0	$14.0	$(9.0)	$27.0	$(1.3)	$25.7

Three Months Ended December 31, 2012
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$(22.0)	$1.9	$4.1	$(10.3)	$(26.3)	$(9.3)	$(35.6)
Total VAC inventory purchase accounting step-up and LCM charges	8.4	—	—	—	8.4	—	8.4
Adjusted operating profit	(13.6)	1.9	4.1	(10.3)	(17.9)	(9.3)	(27.2)
Depreciation and amortization	10.8	2.6	3.9	0.2	17.5	4.2	21.7
Adjusted EBITDA	$(2.8)	$4.5	$8.0	$(10.1)	$(0.4)	$(5.1)	$(5.5)

Year Ended December 31, 2013
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$22.4	$21.8	$35.8	$(38.5)	$41.5	$(0.4)	$41.1
Charges related to cost-reduction initiatives	5.4	0.8	1.1	2.4	9.7	—	9.7
Adjusted operating profit	27.8	22.6	36.9	(36.1)	51.2	(0.4)	50.8
Depreciation and amortization (a)	44.2	10.1	14.8	0.7	69.8	3.9	73.7
Adjusted EBITDA	$72.0	$32.7	$51.7	$(35.4)	$121.0	$3.5	$124.5

Year Ended December 31, 2012
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$(22.3)	$19.6	$34.5	$(42.9)	$(11.1)	$6.4	$(4.7)
Total VAC inventory purchase accounting step-up and LCM charges	55.9	—	—	—	55.9	—	55.9
Pension settlement expense	—	—	—	2.5	2.5	—	2.5
Gain on sale of property	—	—	(2.9)	—	(2.9)	—	(2.9)
Adjusted operating profit	33.6	19.6	31.6	(40.4)	44.4	6.4	50.8
Depreciation and amortization	40.8	10.1	15.7	0.8	67.4	16.9	84.3
Adjusted EBITDA	$74.4	$29.7	$47.3	$(39.6)	$111.8	$23.3	$135.1

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

(a) $0.2 million of accelerated software amortization is included in Corporate charges related to cost-reduction initiatives and excluded from Corporate depreciation and amortization in the table above for the three and twelve months ended December 31, 2013.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	December 31, 2013		December 31, 2012
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$17.3	$0.54	$(33.2)	$(1.05)

Gain on Advanced Materials divestiture	(0.5)	(0.02)	—	—

Charges related to cost-reduction initiatives	1.8	0.06	—	—

VAC inventory purchase accounting step-up and lower of cost or market charges	—	—	8.4	0.26

EPT escrow settlement	—	—	(6.0)	(0.19)

Acceleration of deferred financing fees	—	—	5.3	0.17

Adjustment to contingent consideration	(13.0)	(0.41)	—	—

Tax effect of special items	2.1	0.07	(2.7)	(0.07)

Adjusted income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$7.7	$0.24	$(28.2)	$(0.88)

Exclude: Operating results from divested Advanced Materials business, net of tax	(1.3)	(0.04)	(10.6)	(0.33)

Adjusted income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$9.0	$0.28	$(17.6)	$(0.55)

Weighted average shares outstanding - diluted (a)		31.8		31.9

	Year Ended		Year Ended
	December 31, 2013		December 31, 2012
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Loss from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$(71.7)	$(2.25)	$(38.3)	$(1.20)

Loss on Advanced Materials divestiture	111.6	3.51	—	—

Charges related to cost-reduction initiatives	9.7	0.30	—	—

VAC inventory purchase accounting step-up and lower of cost or market charges	—	—	55.9	1.75

Pension settlement expense	—	—	2.5	0.08

Gain on sale of property	—	—	(2.9)	(0.09)

Acceleration of deferred financing fees	1.0	0.03	6.5	0.20

Adjustment to contingent consideration	(13.0)	(0.41)	—	—

EPT escrow settlement	—	—	(6.0)	(0.19)

Tax effect of special items	(1.2)	(0.04)	(17.3)	(0.54)

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$36.4	$1.14	$0.4	$0.01

Exclude: Operating results from divested Advanced Materials business, net of tax	(1.8)	(0.06)	(3.0)	(0.09)

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$38.2	$1.20	$3.4	$0.10

Weighted average shares outstanding - diluted (a)		31.8		32.0

(a) For the twelve months ended December 31, 2013 and three and twelve months ended December 31, 2012, because the reported loss from continuing operations is income on an adjusted basis, we used diluted shares to calculate EPS.

Certain financial data may have been rounded. As a result of such rounding, the totals of data presented in this document may vary slightly from the actual arithmetical totals of such data.

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. We are also providing the amounts as pro forma adjusted to exclude the results of the divested Advanced Materials business. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders - as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, adjusted for both special items as identified in the table and to exclude the results of the divested Advanced Materials business. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.